UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant's telephone number: (519) 885-5513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

        At the 2005 Annual Meeting of Shareholders being held on December 8, 2005, the Company announced that for the four month period ended October 31, 2005, total revenue was approximately US$6.2 million and net income before taxes was approximately US$539,000. This compares to total revenue and a net loss before taxes for the four month period ended October 31, 2004 of approximately US$2.9 million and US$81,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2005

TurboSonic Technologies, Inc.

By: /s/ Patrick J. Forde
Name: Patrick J. Forde
Title: President
Secretary & Treasurer
Chief Financial Officer